UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 20, 2019

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits.
(b) Pro forma financial information.
On December 10, 2018, NeoGenomics Laboratories, Inc. ( “NeoGenomics Labs”) completed the acquisition of Genesis Acquisition Holdings Corp. (“Genesis”), and its wholly owned subsidiary, Genoptix, Inc. (“Genoptix”, and collectively with its subsidiaries and Genesis, referred to herein as “Genoptix”) pursuant to an Agreement and Plan of Merger.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is filed as Exhibit 99.1 and is incorporated herein by reference. The unaudited pro forma condensed combined financial information was prepared giving effect to the Merger as if it had occurred on January 1, 2018. The pro forma condensed combined statement of operations for the three months ended March 31, 2019 has not been presented as the results of Genoptix are included in the results of NeoGenomics for the entire period and any pro forma adjustments would not be material.

This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the Company's actual results of operations or financial position would have been if the Merger had occurred on the dates indicated, nor are they necessarily indicative of the Company's future operating results or financial position.

(d) Exhibits
Exhibit 99.1 Unaudited Pro Forma Condensed Combined Financial Information of NeoGenomics. Inc.

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information of NeoGenomics. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
May 20, 2019